Exhibit 10.22

SECOND AMENDMENT AGREEMENT

This Agreement dated as of October 31 2010 among ASIA CORK INC. (formerly, HANKERSEN INTERNATIONAL CORP.,) a Delaware corporation (together with its successors and assigns, the “Company”), and the investor identified on the signature page hereto (the “Investor”.

WHEREAS, the Company and certain investors (the “Investors”) executed a certain securities purchase agreement dated May 29, 2008 (as amended, the “SPA”);

WHEREAS, pursuant to the SPA the aggregate Investment Amount (as defined in the SPA) is $700,000 and the Company issued a Promissory Note (“Note”) and Warrant to each Investor;

WHEREAS,  the Company has filed a registration statement on form S-1 (the “Registration Statement”) with the Securities and Exchange Commission with respect to a primary offering by the Company of securities (the “Offering”).

WHEREAS,  the Company and the Investors executed an Amendment Agreement as of July 6, 2010 with respect to the parties rights and obligations under the SPA, the Notes and the Warrants, which Amendment Agreement contains provisions which included (i) an extension of the Maturity Date until October 31, 2010, (ii) the agreement of the Company and the Investors that upon the closing of the Offering, the Investors would  (A) receive cash in an amount equal to 50% of the outstanding principal amount of the Notes upon the closing of the Offering and (B) convert the balance of the Notes into a whole number of Securities that is equal to the quotient of the sum of (A) 50% of the outstanding principal amount of the Notes and (B) all accrued and unpaid interest thereon, divided by fifty percent (50%) of the Financing Based Conversion Price and (iii) the agreement of the Investors to not sell or otherwise transfer any shares of Common Stock for a period of nine (9) months after the Offering.

WHEREAS, since the Registration Statement has not yet been declared effective by the Securities and Exchange Commission, the parties to the SPA desire to extend the maturity date of the Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agrees as follows:

1.	Note. The Note is hereby amended as follows:

a.	The Maturity Date shall be February 28 2011

b.   The interest rate under the Notes shall be 18% per annum from the date of issuance through the Maturity Date.       In the event that the closing of the Offering shall not occur by February 28, 2011, the interest rate under the Note shall be 24% per annum, accruing from the first anniversary of the issuance of the Note.

2.      Default Any defaults by the Company pursuant to the SPA or the Notes prior to the date hereof shall be deemed waived provided that, and so long as, the Company complies with the terms of theNote, as amended.

3.      Miscellaneous

a.
Entire Agreement. This Agreement shall only serve as an Amendment to the Note with regard to the specific terms acknowledged in Section 1a and 1b of this Agreement. All other terms previously agree upon by the parties in the Amendment Agreement dated July 6, 2010 shall remain in full force and effect. This Agreement, together with the Amendment Agreement, the Notes and the Warrants, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

b.
Document References.     The provisions of the SPA, the Notes and the Warrants as may be hereby amended, that do not conflict with this Agreement shall remain the same and in full force and effect. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them under the Note.

c.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered in accordance with the SPA

d.
Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least a majority in interest of the outstanding aggregate principal amount of the Notes.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

e.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

f.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

g.
Governing Law.  This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state.  Each of the Company and the Investors hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts.  Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Investors hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or in any court referred to above.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

h.
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

i.
Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

j.
Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  The decision of each Investor to purchase Securities pursuant hereto has been made by such Investor independently of any other Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.
Asia Cork Inc.

By:	/s/Pengcheng Chen
Name: Pengcheng Chen
Title: President

[Remainder of Page Intentionally Left Blank; Signature Page for Investors Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

IDAHOCORK, LLC

By:	/s/ Gary Hawkins
Name: Gary Hawkins
Title: Manager

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ANCORA GREATER CHINA FUND, LP

By:	/s/ Jon Mickitsch
Name: Jon Mickitsch

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIPE EQUITY PARTNERS, LLC

By:	/s/ Greg Freihofner
Name: Greg Freihofner
Title: Managing Partner

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

SILVER ROCK II LTD.

By:	Rima Salam

Name: Rima Salam